SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                           The Securities Exchange Act


                                  June 7, 2004
                   Date of Report (Date of Earliest Reported)


                          MILLENIUM HOLDING GROUP, INC.
                         (Name of Small Business Issuer)


   Nevada                        0-28431                       88-0109108
 (State of                     (Commission                  (I.R.S. Employer
Incorporation)                 File Number)               Identification Number)


                     12 Winding Road, Henderson Nevada 89052
           (Address of Principal Executive Offices Including Zip Code)


                                 (702) 492 7721
                         (Registrant's Telephone Number)

ITEM 5. OTHER EVENTS

     On December 16, 2003 the Registrant reported it had entered into an Advisory and Consulting Agreement with Camden Holdings Inc of Beverly Hills California (a Nevada corporation). On June 4, 2004 the Registrant cancelled said agreement because of non-performance and misrepresentations. The Registrant has demanded the return of the fee paid to Camden, which consisted of 505,051 shares of stock. The Registrant is in consultation with attorneys regarding what action, if any, is to be taken against Camden Holdings and its principals.

     On May 17, 2004, the Registrant reported it had entered into an Asset and License Purchase Agreement with U.S. Probe, Inc. (a Nevada Corporation) to acquire an exclusive fifteen-year license to develop vascular applications and products for medical uses and applications. The principal of US Probe is also the principal of Camden Holdings. Upon further review it became apparent that the acquisition was not what it was represented to be and on June 4 the Registrant cancelled said purchase agreement.

     On May 20, 2004, the Registrant reported it had entered into a Consulting Agreement with Intelligent Optical Systems, Inc. to provide consulting services in the area of an analysis of the ultrasonic probe patent and providing productization ideas and concepts for said probe. On June 6, 2004 the Registrant cancelled said agreement in that there was no need to proceed.

ITEM 7. EXHIBITS

10.1 Letter of cancellation dated June 4,2004 canceling Camden Holding and US Probe
10.2 Letter of cancellation dated June 6,2004 canceling the Consulting Agreement with Intelligent Optical Systems.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Millenium Holding Group, Inc.


June 7, 2004                           By: /s/ Richard L. Ham
                                          --------------------------------------
                                          Richard L. Ham, Director and President